Exhibit 24-b

             Certified Copy of Resolution of the Board of Directors
              Authorizing Signatures Pursuant to Powers of Attorney
                  and the Filing of the Registration Statement


     RESOLVED, that the Corporation is hereby authorized to issue an additional 5 million shares of common stock of the Corporation through the KeySpan Investor Program (the dividend reinvestment plan) (the "KIP Plan"); and, be it further; and, be it further

     RESOLVED, that the Proper Officers of the Corporation are hereby authorized and empowered to amend the KIP Plan to increase the number of shares of common stock authorized for issuance pursuant to the KIP Plan by 5 million shares; and, be it further

     RESOLVED, that the Proper Officers of the Corporation are authorized and empowered in the name and on behalf of the Corporation to execute and file with the Securities and Exchange Commission one or more registration statements (or any amendments or modifications thereto) in compliance with the Securities Act of 1933, as amended, in such form as the General Counsel of the Corporation shall approve, for the registration of up to 5 million shares of common stock of the Corporation to be issued pursuant to the Plans; and, be it further

     RESOLVED, that the Proper Officers of the Corporation hereby are, and each of them with the full authority to act without the others, hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take, or cause to be taken, all actions necessary or desirable to effect the listing and trading of such common stock on the New York Stock Exchange or any other stock exchange, including the preparation, execution, and filing on behalf of the Corporation of a listing application and any other document as such proper officers deem necessary or desirable (the execution and filing by such officers or officer to be conclusive evidence of the approval thereof by the directors of the Corporation), the payment by the Corporation of filing, listing, or application fees, the preparation of temporary and permanent certificates for the common stock, and the appearance of any such officers before such stock exchanges; and, be it further

     RESOLVED, that the Proper Officers of the Corporation are hereby authorized and empowered, in the name and on behalf of the Corporation, to execute, file, deliver and perform any other documents, instruments or certificates required to effectuate the increase in the number of shares pursuant to the KIP Plan and the registration of such shares, including any amendments, modifications or supplements thereto; and to take all such further action as any such Proper Officer deems necessary, proper, convenient, or desirable in order to carry out the foregoing resolutions and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the directors of the Corporation; and, be it further

     RESOLVED, that all actions previously taken and any and all documents, instruments or certificates previously executed in connection with the increase in the number of shares pursuant to the KIP Plan and the registration of such shares are hereby approved, ratified and confirmed in all respects; and, be it further

     RESOLVED, that for purposes of each of the foregoing resolutions, each of the Chairman and Chief Executive Officer, the Chief Operating Officer, any President, Executive Vice President, Senior Vice President or Vice President of the Corporation shall be considered a Proper Officer of the Corporation.



     I, John J. Bishar, Jr., Executive Vice President, General Counsel, Chief Governance Officer and Secretary of KeySpan Corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of said Corporation at a meeting duly called and held December 14, 2005, at which a quorum was present and voting throughout, and that such resolutions are in full force and effect on the date of this certification.

     WITNESS my hand and seal of the Corporation this 31st day of January, 2006.

                                    /s/ John J. Bishar, Jr.
                                    -----------------------
                                    John J. Bishar, Jr.
                                    Executive  Vice  President, General Counsel,
                                    Chief Governance Officer and Secretary







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